                      AMENDED AND RESTATED CREDIT AGREEMENT
                    NOTICE - CONTAINS WAIVER OF TRIAL BY JURY

     THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of June 30, 1995 by and among BIG DOG HOLDINGS, INC., a Delaware corporation ("Big Dog Holdings"), BIG DOG USA, INC. a California corporation ("Big Dog USA") and FORTUNE DOGS INC., a California corporation ("Fortune Dogs"; and together with Big Dog Holdings and Big Dog USA, individually and collectively, "Borrowers") and ISRAEL DISCOUNT BANK LIMITED, LOS ANGELES AGENCY ("Lender").

                                    RECITALS

     A. Fortune Dogs and Lender have previously entered into the Original Documents.

     B. Borrowers have requested that Lender amend and restate the terms of the Original Documents as more fully set forth herein and in the Documents.

     C. This Agreement is entered into and will be performed in the State of California.

     NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    AGREEMENT


     1. CERTAIN DEFINITIONS AND INDEX TO DEFINITIONS.

          1.1 ACCOUNTING TERMS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles and practices consistently applied.

          1.2 DEFINITIONS. The following terms shall have the following respective meanings:

               1.2.1 "ACCEPTANCE" - an acceptance created by a draft drawn upon Lender under a Letter of Credit.

               1.2.2   "ADVANCE" - see section 2.1.

               1.2.3   "AFFILIATE" - any Person

                    1.2.3.1 which directly or indirectly controls, or is controlled by, or is under common control with Borrowers or any Subsidiary (the term "control" meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise);

                    1.2.3.2 which directly or indirectly beneficially owns or holds fifty percent (50%) or more of any class of voting stock of Borrowers or any Subsidiary; or

                    1.2.3.3 Fifty percent (50%) or more of the voting stock of which is directly or indirectly beneficially owned or held by Borrowers or any Subsidiary.

               1.2.4 "BALANCE SUBJECT TO INTEREST" - the (a) Revolving Loans Balance, plus (b) payments by Lender on account of Letters of Credit, plus (c) the Term Loan Balance, plus (d) any other payments made by Lender arising hereunder for which Borrowers are liable to Lender.

               1.2.5 "BORROWERS' ACCOUNT" - any general deposit account of Borrowers maintained with Lender.

               1.2.6 "COLLATERAL" - the property of Borrowers described in any security agreement securing the Obligations.

               1.2.7 "CONTROLLED GROUP" - a "controlled group of corporations" as defined in Section 1563(a)(4) of the Internal Revenue Code of 1954, as amended, determined without regard to Section 1563(a) and (e) (3) (c) of such Code, of which Borrowers is a part.

               1.2.8 "CREDIT ACCOMMODATION" - any extension of credit by Lender to Borrowers hereunder, including the issuance by Lender of Letters of Credit or the making of any loan.

               1.2.9 "DEFAULT RATE" - the Interest Rate plus five (5%) percent per annum.

               1.2.10 "DOCUMENTS" - this Agreement, any riders, supplements and amendments thereto, and any and all other documents, instruments or agreements now or hereafter executed and/or delivered in connection with this Agreement, including but not limited to mortgages, security agreements, assignments, pledges, subordination agreements or guaranties.

               1.2.11 "ERISA" - the Employee Retirement Income Security Act of 1974, as amended.

               1.2.12  "EVENTS OF DEFAULT" - see Section 8.

               1.2.13 "GUARANTORS" - any and all persons now or hereafter guaranteeing the Obligations.

               1.2.14 "GUARANTY" - a continuing guaranty in form and content acceptable to Lender.

               1.2.15 "INDEBTEDNESS" (of any Person) - all items of indebtedness which, in accordance with generally accepted accounting principles and practices, would be deemed a liability of such Person as of the date as of which such indebtedness is to be determined and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness, to supply or advance sums, or otherwise.

               1.2.16 "INTEREST RATE" - three quarters of one (3/4 of 1%) percent per annum in excess of the rate which Lender publicly announces from time to time at its headquarters office as its "prime rate" with the understanding that said prime rate is one of its base rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of the base rates offered by Lender. Any change in the Interest Rate shall be effective as of the date of any change in such prime rate.

               1.2.17  "KEY EMPLOYEE" - Andrew Feshbach.

               1.2.18 "LENDING OFFICE" - Lender's office described in the Section below entitled "Notices".

               1.2.19 "LETTER OF CREDIT" - a commercial or standby letter of credit issued by Lender for the account of Borrowers.

               1.2.20 "LETTER OF CREDIT AGREEMENTS" - agreements between Borrowers and Lender pursuant to which Borrowers requests that Lender issue Letters of Credit for the account of Borrowers.

               1.2.21  "MAXIMUM COMMITMENT" - $5,266,300.00.

               1.2.22 "OBLIGATIONS" - all present and future obligations owing by Borrowers to Lender whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any Bankruptcy Case in which Borrowers are a debtor, including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations; and all principal, interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrowers or incurred by Lender in connection with this Agreement, the other Documents and/or the transaction(s) related thereto.

               1.2.23  "OBLIGORS" - Borrowers and all Guarantors.

               1.2.24 "ORIGINAL CREDIT AGREEMENT" - the Revolving Credit Agreement, dated as of November 18, 1992, between Fortune Dogs and Lender.

               1.2.25 "ORIGINAL DOCUMENTS" - the Original Credit Agreement, the Original Notes, and any riders, supplements and amendments thereto, and any and all other documents, instruments or agreements executed and/or delivered in connection therewith, including, but not limited to mortgages, security agreements, assignments, pledges, subordination agreements or guaranties.

               1.2.26 "ORIGINAL NOTES" - the Revolving Credit Note, dated as of November 18, 1992, made payable by Fortune Dogs to the order of Lender in the original principal amount of $1,500,000 and the Promissory Note, dated August 1, 1993, made payable by Fortune Dogs to the order of Lender in the original principal amount of $416,000.

               1.2.27 "PERMITTED LIENS" - (a) liens of Lender; (b) liens for taxes not delinquent or for taxes being diligently contested in good faith by Borrowers by appropriate proceedings, subject to the conditions set forth in section 6.4 of this Agreement; (c) purchase money liens on equipment, mechanic's, workman's, materialman's, landlord's, carrier's and other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being diligently contested in good faith by Borrowers by appropriate proceedings, provided such liens did not arise in connection with the borrowing of money or the obtaining of advances or credit and do not, in Lender's discretion, in the aggregate materially detract from the value of Borrowers' assets or materially impair the use thereof; (d) liens specifically consented to by Lender in writing; and (e) liens, if any, specifically permitted by this Agreement.

               1.2.28 "PERSON" - any entity, government, governmental agency or any other entity and whether acting in an individual, fiduciary or other capacity.

               1.2.29 "PLAN" - any employee pension benefit plan subject to Title IV of ERISA and maintained by Borrowers or any member of a Controlled Group or any such plan to which Borrowers or any member of a Controlled Group is required to contribute on behalf of any of its employees.

               1.2.30 "REPORTABLE EVENT" - a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under ERISA.

               1.2.31 "REVOLVING CREDIT FACILITY" - the revolving advance facility described in Section 2.1 of this Agreement.

               1.2.32  "REVOLVING CREDIT FACILITY SUBLIMIT"
$5,000,000.00 .

               1.2.33  "REVOLVING LOANS BALANCE" - the sum of:

                    1.2.33.1  outstanding Advances;

                    1.2.33.2 payments by Lender on account of Letters of Credit which are not included in the immediately preceding subsection; and

                    1.2.33.3 any other payments made by Lender arising hereunder for which Borrowers is liable to Lender.

               1.2.35 "SECURITY AGREEMENT" - any security agreement securing the Obligations.

               1.2.36  "STATEMENT DATE" - December 31, 1994 (see section 5.4).

               1.2.37  "SUBORDINATING CREDITOR" - Fred Kayne.

               1.2.38 "SUBORDINATION AGREEMENT" - a subordination agreement in form and content acceptable to Lender.

               1.2.39 "SUBSIDIARY" - corporation or similar entity of which more than fifty percent (50%) of the outstanding stock having ordinary voting power (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by Borrowers and/or any subsidiary.

               1.2.40 "TANGIBLE NET WORTH" - the excess of total assets (excluding intangible assets) over total liabilities (excluding such liabilities as are fully subordinated to Lender pursuant to a Subordination Agreement).

               1.2.41 "TERM LOAN FACILITY" - the Term Loan Facility described in Section 2.3 of this Agreement.

               1.2.42 "TERM LOAN BALANCE" - the outstanding amount of the Term Loan Facility.

               1.2.43  "TERM LOAN" - see Section 2.3.

               1.2.44 "TERM NOTE" - the Promissory Note, dated of approximately even date herewith, made payable by Borrowers to the order of Lender in the original principal amount of $266,300.00.

               1.2.45 "TERMINATION DATE" - the earlier of February 15, 1996 or the date on which the Lender elects to terminate this Agreement pursuant to the terms herein.

          1.3 OTHER CAPITALIZED TERMS. All capitalized terms not defined above shall have the meanings ascribed to such terms in the Uniform Commercial Code.

     2.   CREDIT FACILITIES.

          2.1 REVOLVING CREDIT FACILITY.

               2.1.1 ADVANCES. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until termination, Lender, upon the request of Borrowers, shall from time to time, make advances ("Advances") to Borrowers, so long as, before and after such advance the Revolving Loans Balance does not exceed the Revolving Credit Facility Sublimit.

               2.1.2 GENERAL. All loans and advances by Lender may be made by crediting Borrowers' Account.

               2.1.3 MAXIMUM COMMITMENT. Despite the foregoing and notwithstanding the nature or amount of the Collateral, the Obligations shall not exceed at any one time the Maximum Commitment.

               2.1.4 AUTHORIZATION FOR LOANS AND ADVANCES. Lender is authorized to make loans and advances under this Agreement: (a) upon telephonic, facsimile or other instructions received from anyone purporting to be an officer, employee or representative of Borrowers; or (b) at the sole discretion of Lender, and notwithstanding any other provision in this Agreement, if necessary to meet any Obligations, including but not limited to any interest not paid when due.

          2.2  LETTERS OF CREDIT AND ACCEPTANCES.

               2.2.1 ISSUANCE OF LETTERS OF CREDIT. At the request of Borrower, Lender may, subject to the terms and conditions of this Agreement and such additional terms and conditions as Lender shall then require, issue Letters of Credit or create Acceptances, but the aggregate outstanding face amount of such Letters of Credit and Acceptances plus the aggregate amount paid by Lender pursuant to such Letters of Credit and Acceptances for which Lender has not been reimbursed shall not exceed $5,000,000 at any one time.

               2.2.2 INDEMNITY. In addition to any obligations under the Letter of Credit Agreements, Borrower shall indemnify Lender and hold it harmless from and against any and all claims, damages, losses, liabilities, costs and expenses whatsoever which it may incur or suffer by reason of or in connection with the execution and delivery or assignment of or payment or presentation under any Letter of Credit or any action taken or omitted to be taken with respect to any Letter of Credit, except only if and to the extent that any such claims, damages, losses, liabilities, costs or expenses shall be caused by the willful misconduct or gross negligence of Lender or any issuer on behalf of Lender in making payment against any draft presented under any Letter of Credit which does not comply with the terms thereof, or in failing to make payment against any draft presented under any Letter of Credit which does not comply with the terms thereof, or in failing to make payment against any such draft which complies with the terms of such Letter of Credit (it being understood that (a) in making such payment, Lender's or such issuer's exclusive reliance in good faith on the documents presented to and believed to be genuine by it in accordance with the terms of such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance in good faith on any affidavit presented pursuant to such Letter of Credit and on the amount of any sight draft presented pursuant to any Letter of Credit whether or not any statement or any other document presented pursuant to such Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever, and (b) any such noncompliance in a nonmaterial respect shall, in each case, not be deemed willful misconduct or gross negligence of Lender or such issuer). Upon demand by Lender or such issuer at any time, the Borrower shall reimburse Lender or such issuer for any legal or other out of pocket expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is due to Lender's or such issuer's willful misconduct or gross negligence as aforesaid. The indemnities contained herein shall survive the expiration or termination of the Letters of Credit and this Agreement and shall be payable upon demand.

               2.2.3 PAYMENT OF DRAFTS. Delivery to Lender or the issuer of any documents purporting and appearing on their face to comply with the requirements of any Letter of Credit shall be sufficient evidence of the validity, genuineness, and sufficiency thereof and of the good faith and proper performance of the shippers, drawers and user of any Letter of Credit, their agents and assignees, and Lender and such issuer may rely and act thereon without liability of responsibility with respect thereto or with respect to the correctness or condition of any shipment of merchandise to which the same may relate. Upon receipt by Lender of approval thereof from Borrower, Lender may (but shall not be required to) accept or pay overdrafts or irregular drafts or drafts with irregular documents attached or with respect to which property has been substituted or time limits have been extended, and no such acceptance or payment shall impair any rights of Lender under this Agreement. In case of any variation between the documents called for by any Letter of Credit and the documents accepted by Lender or any issuer on Lender's behalf, Borrower shall be conclusively deemed to have waived any right to object to such variation with respect to any action of Lender or such issuers relating to such documents and to have ratified and approved such action as having been taken on the direction of Borrower, unless Borrower within ten business days of the receipt of such documents or acquisition of knowledge of such variation files an objection with Lender in writing. Lender shall not be liable for any delay in giving, or failing to give, notice of the arrival of any goods or any other notice, or for any error, neglect or default of any issuer on its behalf or any shipper, carrier, bailee or insurer; nor shall Lender be responsible for the nonfulfillment of any requirement of any Letter of Credit that (a) drafts bear appropriate reference to any Letter of Credit, (b) the amount of any draft be noted on the reverse of any Letter of Credit, (c) any Letter of Credit be surrendered or taken up, or
(d) documents be forwarded apart from any drafts, and Lender or the issuers may, if they see fit, waive any such requirements.

          2.3 TERM LOAN FACILITY. In addition to the Revolving Credit Facility made available by Lender to Borrowers pursuant to Section 2.1 of this Agreement, Lender shall make a term loan (the "Term Loan") to Borrowers in the original principal amount of Two Hundred Sixty Six Thousand Three Hundred Dollars ($266,300.00) pursuant to the Term Note. The Term Loan shall, for all purposes, be deemed to be part of the Obligations of Borrowers and shall be subject to all of the terms and provisions of this Agreement except that principal monthly payments of $11,600.00 plus interest accrued and unpaid on the unpaid principal balance of the Term Loan, at the rate set forth in Section 3.2 of this Agreement shall be due and payable on the first day of the month following disbursement of money and each month thereafter to and including February 1, 1996, and the entire unpaid principal balance of the Term Loan, together with interest accrued and unpaid thereon at the rate set forth in Section 3.2 of this Agreement, shall be due and payable on the Termination Date.

     3.   PAYMENTS BY BORROWERS.

          3.1 IN GENERAL.

               3.1.1 All payments hereunder shall be made by Borrowers to Lender at the Lending Office, or at such other place as Lender may designate in writing.

               3.1.2 No checks, drafts or other instruments received by Lender purportedly in satisfaction of any of the Obligations shall constitute payment thereof unless and until such instruments have actually been collected.

               3.1.3 Borrowers shall have the right to make payments at any time in reduction of the Obligations, in whole or in part, without premium or penalty; provided, however, that Lender may apply any payments received by Borrowers to any of the Obligations, or portion thereof, in any manner and in any order as Lender may determine in its sole discretion, notwithstanding contrary instructions received from the payor, AND NOTWITHSTANDING SECTION 2822 OF THE CALIFORNIA CIVIL CODE.

               3.1.4 Borrowers shall promptly make payments, from time to time, without demand or notice, in reduction of the Revolving Loan Balance, in the amount by which the Obligations exceed the Maximum Commitment.

     3.2  INTEREST PAYMENTS.

               3.2.1 Interest on the Balance Subject to Interest shall be computed at the Interest Rate, shall be due on the first day of each month following the accrual thereof, and shall be computed on the basis of a 360-day year for actual days elapsed.

               3.2.2 Lender is authorized to debit Borrowers' Account on the fifth business day of each month for interest accrued on the daily Balance Subject To Interest during the preceding month at the Interest Rate;

               3.2.3 Interest upon any Obligations not paid when due (whether by acceleration or otherwise, and before as well as after judgment) shall accrue at the Default Rate.

          3.3 PAYMENTS UPON TERMINATION. Upon the Termination Date, the unpaid balance of the Obligations shall be due and payable without demand or notice.

     3.4  LETTERS OF CREDIT.

               3.4.1 Upon the Termination Date, Borrower shall immediately and without notice pay to Lender an amount equal to the undrawn amount of all outstanding and unexpired Letters of Credit, which payments shall be held by Lender as cash collateral securing the Obligations in a non-interest bearing account (the "Cash Collateral Account").

               3.4.2 Subsequent to passage of the Termination Date, Lender may charge the Cash Collateral Account with the amount of any payments made by Lender on account of Letters of Credit, or with the amount of any other Obligations. To the extent that the balance of the Cash Collateral Account is insufficient, Borrower shall pay the deficiency on demand.

     4    CONDITIONS PRECEDENT.

          4.1 FIRST CREDIT ACCOMMODATION. Lender's obligation to make the initial Credit Accommodation available to Borrowers is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Credit Accommodation, the following conditions precedent:

               4.1.1   Borrowers shall deliver, or cause to be delivered, to
Lender:

                    4.1.1.1   a duly executed copy of this Agreement;

                    4.1.1.2 all Security Agreements and such other documents as Lender may require to perfect Lender's security interest in the Collateral;

                    4.1.1.3   Guaranties duly executed by each Guarantor;

                    4.1.1.4 Subordination Agreements duly executed by the Subordinating Creditor;

                    4.1.1.5 a listing of all Account Debtors' names and addresses;

                    4.1.1.6 a listing of all locations where Borrowers maintains or expects to maintain inventory; and

                    4.1.1.7 a letter, in the form of EXHIBIT A hereto, to Borrowers' outside auditors (which letter Borrowers shall also deliver to any subsequent outside auditors hired by Borrowers, all of which shall be independent certified public accountants acceptable to Lender): (a) instructing such auditors to send to Lender copies of all final financial statements and reports which are prepared as a result of any audit or other review of Borrowers' operations, finances or internal controls, including any reports dealing with improper accounting practices, defalcations, financial reporting errors or misstatements or fraud; (b) instructing such auditors to, upon Lender's request, meet with Lender to discuss said financial statements and any questions regarding same; and (c) advising such auditors that one of the principal purposes of the audited financial statements which they may be asked to prepare is to provide Lender with information regarding Borrowers' financial condition.

               4.1.2 Borrowers shall cause to be delivered to Lender a certified statement by the president and any other officers of Borrowers as Lender may require listing all fictitious business names of Borrowers, the location of Borrowers' accounting records concerning the Collateral and Borrowers' chief place of business, and all locations of the Collateral and the names of the owners and mortgagees of said locations, and such other information as Lender may require.

               4.1.3 All documentation shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received any and all further information, documents and opinions which Lender may reasonably have requested in connection therewith, and such documents, where appropriate, shall be certified by proper authorities and officials of Borrowers.

               4.1.4 Borrowers shall have delivered to Lender evidence satisfactory to Lender that any casualty insurance policies required under any Security Agreement listing Lender as loss payee or mortgagee (as the case may be) and all other documents which may be required thereunder, are in full force and effect.

               4.1.5 All acts, conditions, and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations, including but not limited to form UCC financing statements, mortgages, and deeds of trust) required to be done and performed and to have happened prior to the execution, delivery and performance of the Documents to constitute the same legal, valid and binding obligations of Borrowers, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in compliance with all applicable laws.

          4.2 ALL CREDIT ACCOMMODATIONS. Lender's obligation to make any Credit Accommodation available to Borrowers is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Credit Accommodation, the following conditions precedent:

               4.2.1 All representations and warranties of Borrowers to Lender set forth herein or in any of the Documents shall be true and accurate and complete in all respects;

               4.2.2 There shall not exist an Event of Default or an event which with the giving of notice or the passage of time, or both, would be or become an Event of Default;

               4.2.3 Borrowers shall have paid to Lender all accrued and unpaid fees and expenses payable hereunder and pursuant to the terms hereof; and

               4.2.4 After such Credit Accommodation is made, the Revolving Loans Balance plus the Term Loan Balance shall not exceed the Maximum Commitment.

          4.3 REPRESENTATIONS AND WARRANTIES AT TIME OF REQUEST. By making a request for a Credit Accommodation, Borrowers represent and warrant the accuracy of the matters set forth herein on and as of the date of such request.

     5. REPRESENTATIONS AND WARRANTIES OF BORROWERS. Borrowers represent and warrant to Lender as follows, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of any Credit
Accommodations:

          5.1 CAPACITY. Borrowers are duly organized, validly existing, and in good standing under the laws of their respective States of incorporation, and are authorized to do business in all jurisdictions in which their ownership of property or transaction of business legally requires such authorization, and have full power, authority, and legal right to own their respective property and to transact their respective business as presently transacted or proposed to be transacted.

          5.2 AUTHORITY. Borrowers have full power, authority and legal right to execute and deliver, and to perform and observe the provisions of the Documents. The execution, delivery and performance of the Documents have been duly authorized by all necessary Persons, and when duly executed and delivered, will be legal, valid, and binding obligations of Borrowers enforceable in accordance with their respective terms, except as enforceability may be limited by the United States Bankruptcy Code or other statutes affecting creditors' rights generally.

          5.3 COMPLIANCE. The execution and delivery of the Documents and compliance with their terms will not violate any provision of applicable law and will not result in (a) a default under, or a breach of any of the terms or conditions of, any agreement or other document to which any Borrower is a party, or (b) the imposition of any lien, charge, or encumbrance upon any property of Borrowers (with due notice or lapse of time or both), or (c) an occurrence of an event pursuant to which any holder or holders of Indebtedness may declare the same due and payable.

          5.4 FINANCIAL STATEMENTS. Borrowers have furnished Lender with their audited balance sheets and related statements of income and retained earnings for the twelve (12) month period ending on the Statement Date. Such balance sheets and statements fairly present the financial condition and results of operations of Borrowers for such fiscal periods.

          5.5 MATERIAL ADVERSE EVENTS. Since the Statement Date, neither the respective business, properties, nor financial condition of Borrowers have been materially and adversely affected in any way.

          5.6 LITIGATION. Except as heretofore disclosed by Borrowers to Lender in writing, there are no actions or proceedings pending, or to Borrowers' knowledge threatened, against or affecting Borrowers or any Guarantor which, if adversely determined, could have a material adverse effect on Borrowers. Borrowers are not in default with respect to any applicable laws or regulations which affect the operations or financial condition of Borrowers, nor are they in default with respect to any other writ, injunction, demand, or decree or in default under any indenture, agreement, or other instrument to which any Borrower is a party or by which any Borrowers may be bound.

          5.7 TAXES. Borrowers have filed or caused to be filed all tax returns which are required to be filed by them. Borrowers have paid, or made provision for the payment of, all taxes which have or may become due pursuant to said returns or otherwise or pursuant to an assessment received by Borrowers, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals, and reserves in respect of income taxes on the books of Borrowers are adequate. Borrowers know of no proposed material tax assessment against them and no extension of time for the assessment of federal, state, or local taxes of Borrowers is in effect or has been requested, except as disclosed in the financial statements furnished to Lender.

          5.8 PRIORITY INTEREST. No Person other than Lender has (or, in the case of after-acquired Collateral, will have, at the time Borrowers acquires rights therein) any interest in the Collateral, including but not limited to any security interest or other lien or charge.

          5.9 ACCURATE INFORMATION. All information supplied to Lender by or on behalf of Borrowers is and shall be true and correct in all material respects.

          5.10 USE OF LOAN PROCEEDS. Borrowers are not engaged principally in, nor do they have as one of them significant activities, the extension of credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of any advance made hereunder will be used to purchase or carry margin stock, extend credit to others for the purpose of purchasing or carrying any margin stock, or used for any purpose which violates Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other provision of law.

          5.11 RELATIONSHIP OF CERTAIN GUARANTORS WITH BORROWERS.
With respect to any Guarantor which is a corporation, its stock ownership relationship with Borrowers is as follows:

          Fortune Fashions, Inc. dba HRLA - Commonly controlled

     6. BORROWERS' AFFIRMATIVE COVENANTS. Until payment in full of the Obligations, Borrowers agree to:

          6.1 FINANCIAL STATEMENTS, REPORTS AND CERTIFICATIONS. Furnish to Lender, in form and substance satisfactory to Lender:

               6.1.1 As soon as possible after the end of each fiscal year of Borrowers, and in any event within ninety (90) days thereafter: (a) a complete copy of Borrowers' financial statements, including but not limited to (i) the management letters, if any, (ii) the balance sheets as of the close of the fiscal year, and (iii) the income statements for such year, together with statements of cash flows, audited by certified public accountants selected by Borrowers and satisfactory to Lender; and (b) statements certified by the chief financial officer of Borrowers that Borrowers are in compliance with all the terms, conditions, covenants and warranties of this Agreement;

               6.1.2 No later than ninety (90) days after June 30 of each year: (a) a complete copy of Borrowers' financial statements, including, but not limited to (i) the management letters, if any, (ii) the balance sheets as of the close of each June 30, and (iii) the income statements as of each June 30, together with statements of cash flows, reviewed by certified public accountants selected by Borrowers and satisfactory to Lender; and (b) statements certified by the chief financial officer of Borrowers that Borrowers are in compliance with all the terms, conditions, covenants and warranties of this Agreement;

               6.1.3 No later than thirty (30) days after the close of each month, Borrowers' balance sheets as of the close of such month and their income statements for that portion of the then current fiscal year through the end of such month certified by Borrowers' chief financial officer as being complete, correct, and fairly representing their respective financial condition and results of operations;

               6.1.4 Within ten (10) days each is required to be filed, copies of all of Borrowers' tax returns; and

               6.1.5 Such other information concerning the Collateral as Lender may reasonably request.

          6.2  OTHER INFORMATION.

               6.2.1 Maintain accurate books and records concerning their respective businesses;

               6.2.2 Upon request, furnish to Lender such information, statements, lists of property and accounts, budgets, forecasts, or reports as Lender may reasonably request with respect to the respective business, affairs, and financial condition of Borrowers; and

               6.2.3 Permit Lender or any representatives thereof, during usual business hours, without notice to Borrowers, to inspect each of Borrowers' respective properties and to inspect, audit, make copies of, and make extracts from Borrowers' books and accounts.

          6.3 INDEMNIFICATION. Indemnify and save Lender harmless from any and all liability with respect to any stamp or other taxes (other than transfer or income taxes) which may be determined to be payable in connection with the execution of the Documents or any action of Lender with respect to the Collateral, including, without limitation, the transfer of the Collateral to Lender's name or that of Lender's nominee or any purchaser at a foreclosure sale.

          6.4 TAXES, EXPENSES AND OBLIGATIONS REGARDING BORROWERS' PROPERTY. Make timely payment or deposit of all taxes, assessments, contributions or other obligations required of Borrowers. If Borrowers fail to make any such payment or deposit or furnish the required proof, Lender may, in its sole discretion and without notice to or consent from Borrowers, and whether or not such taxes, assessments, contributions or obligations are secured by liens in and to the Collateral, or whether or not such liens, if any, are senior or junior to the liens of Lender in and to the Collateral, make payment of the same or any part thereof, or set up such reserves in Borrowers' Account as Lender deems necessary to satisfy the liability therefore, or both. Lender may conclusively rely on statements of the amount owing or other official statements issued by the appropriate governmental agency. Any payment made by Lender (i) shall constitute neither (A) an agreement by Lender to make similar payments in the future, nor
(B) a waiver by Lender of any default under the Documents, and (ii) shall be deemed part of the Obligations under this Agreement and shall accrue interest at the rate(s) set forth in this Agreement. Lender need not inquire into, nor contest the validity of, any expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice requiring the payment thereof shall be conclusive evidence that the same was validly due and owing.

          6.5 INSURANCE. Maintain: (a) insurance on all insurable property owned or leased by Borrowers in the manner, to the extent and against at least such risks (in any event, including but not limited to fire and business interruption insurance) as usually maintained by owners of similar businesses and properties in similar geographic areas, and (b) adequate insurance against Workers' Compensation. All such insurance shall be in amounts and form and with insurance companies acceptable to Lender in its sole discretion. Borrowers shall furnish to Lender: (i) upon written request, any and all information concerning such insurance carried; (ii) lender loss payable endorsements naming Lender as loss payee, in form and substance satisfactory to Lender; and (iii) at least annually and on such other times as reasonably requested by Lender, certificates of insurance from such insurance companies, showing Lender as loss payee. All policies of insurance shall provide for not less than thirty (30) days prior written cancellation notice to Lender.

          6.6 NOTICE OF EVENTS. Give Lender prompt written notice of any Event of Default or any event which with the giving of notice or passage of time, or both, would become an Event of Default.

          6.7 ERISA REPORTS. Furnish to Lender: (a) as soon as possible, and in any event within thirty (30) days after Borrowers or any of their respective subsidiaries know or has reason to know that any Reportable Event, as defined in Title IV of ERISA with respect to any employee benefit plan ("Plan") subject to ERISA and maintained by Borrowers or any member of a Controlled Group of which Borrowers are a part, a statement of the chief financial officer of Borrowers or the affected subsidiary setting forth details of such Reportable Event and the actions which Borrowers or the affected subsidiary proposes to take with respect thereto; (b) a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to Borrowers; (c) prompt written notice of any decision by Borrowers, any subsidiary or any member of the Controlled Group to terminate or withdraw from any Plan; and (d) promptly after receipt thereof, a copy of any notice of intent to terminate any Plan or to appoint a trustee to administer any Plan which Borrowers, any subsidiary or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan.

          6.8 NOTICE OF LITIGATION. Give prompt written notice to Lender of any proceedings against Borrowers involving amounts in excess of $50,000 not fully covered by insurance, any substantial claim or dispute which may exist between Borrowers and any Person, any labor controversy resulting in or threatening to result in a strike against Borrowers, or any proposal by any public authority to acquire a material portion of the respective assets or businesses of Borrowers.

          6.9 EVIDENCE OF OWNERSHIP. Deliver to Lender at any time, upon request of Lender, all invoices, bills of sale, or other documents, satisfactory to Lender, in its sole discretion, to evidence Borrowers' ownership of any and all Collateral.

          6.10 COOPERATION. Execute and deliver to Lender any and all documents, and do or cause to be done any and all other acts reasonably deemed necessary by Lender, in its sole discretion, to effect the provisions and purposes of this Agreement or any of the Documents.

          6.11 NOTICE OF UNINSURED LOSS. Give Lender written notice of any uninsured loss in excess of $50,000 in each instance.

          6.12 LOCATION OF COLLATERAL. Give Lender written notice immediately upon forming an intention to change the location of their respective chief places of business or any of the Collateral.

          6.13 CHANGE IN NAME. Give Lender written notice immediately upon forming an intention to change their respective names or forms of business organization.

          6.14 MAINTENANCE OF EXISTENCE. Preserve and maintain their respective legal existence and all rights, privileges, licenses, permits, and franchises necessary or desirable in the normal conduct of their respective businesses, conduct their respective businesses in an orderly, efficient and regular manner, and comply with all applicable laws and regulations and the terms of any indenture, contract or other instrument to which they may be a party or under which they or their properties may be bound.

          6.15 GUARANTORS' FINANCIAL STATEMENTS. Cause each Guarantor to furnish to Lender, by March 1st of each year, all of such Guarantor's financial statements and income tax returns for the preceding fiscal year, including such Guarantor's balance sheet and income statement for such fiscal year.

          6.16 NOTICE TO LENDER UPON PERCEIVED BREACH. Give Lender written notice, within ten (10) days of Borrowers' becoming aware thereof, of the occurrence of any action or inaction of Lender which Borrowers believes may (a) be actionable against Lender, or (b) give rise to a defense to payment hereunder for any reason, including without limitation, commission of a tort or violation of any contractual duty or duty implied at law.

          6.17 NOTICE TO LENDER RE: EXPANSION OF BUSINESS. Give Lender written notice immediately upon forming the intention to expand their respective businesses to add any retail stores above the total amount of eighty-five (85).

     7. BORROWERS' NEGATIVE COVENANTS. Until full and indefeasible payment of the Obligations, Borrowers will not, without the prior written consent of
Lender:

          7.1 COLLATERAL. Except in the ordinary course of business, waive, amend, or vary the terms of any Account Receivable, including but not limited to the postponement of payment thereof.

          7.2 LIENS. Suffer to exist any lien (including any encumbrance or security interest) of any kind upon any of their respective assets, whether now owned or hereafter acquired, except Permitted Liens.

          7.3 SALE OF ASSETS. Sell, abandon, or otherwise dispose of any of their respective assets except in the ordinary course of business.

          7.4 CONSOLIDATION, MERGER, ETC. Consolidate with, merge into, or sell (whether in one transaction or in a series of transactions) all or substantially all of their respective assets to any Person.

          7.5 INVESTMENT, ADVANCES, AND GUARANTIES. Other than in the ordinary course of business, advance funds to any Person (whether by way of loan, stock purchase, capital contribution, or otherwise) other than loans not exceeding $25,000 in any instance to employees of Borrowers, or incur any Indebtedness with respect to the obligations of any Person, including by way of a guaranty of indebtedness, or acquire by purchase of stock or by purchase of assets in exchange for cash, shares of capital stock, or other securities of Borrowers or any other Person, all or any substantial division or portion of the assets or business of any other Person.

          7.6 NO INDEBTEDNESS. Create, incur, assume, suffer to exist, or otherwise be or become liable in respect of any Indebtedness in excess of the aggregate of $100,000, exclusive of the Obligations, except (a) trade debts incurred in the ordinary course of business, or (b) indebtedness which is fully subordinated to the Obligations; PROVIDED, THAT, the aggregate amount of such subordinated indebtedness shall not at any time exceed Six Million Five Hundred Twenty Thousand Dollars ($6,520,000), or (c) indebtedness due to any Guarantor which is fully subordinated to the Obligations.

          7.7  DIVIDENDS, REDEMPTIONS.

               7.7.1 Declare or pay any dividend on, or declare or make any other distribution on account of, any shares of any class of its stock now or hereafter outstanding, unless approved by Lender;

               7.7.2 Directly or indirectly redeem, retire, purchase, or otherwise acquire beneficially any shares of any class of their own stock now or hereafter outstanding or set apart any sum for any such purpose other than the repurchase of stock owned by executives in the event of termination of their employment or similar circumstances.

          7.9 LEASE OBLIGATIONS. Directly or indirectly incur, assume, guarantee, or have outstanding any Indebtedness under a lease (including rent and other periodic payments in respect of any capitalized lease obligations) payable in any fiscal year exceeding $5,000,000 in the aggregate.

          7.10 COMPENSATION, SALARY, ETC. Pay aggregate compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts, and other payments, whether directly or indirectly, in money or otherwise, to all of Borrowers' executives, officers, directors, and stockholders in an aggregate amount in excess of $1,100,000 for any fiscal year.

          7.11 FINANCIAL COVENANTS.


               7.11.1 TANGIBLE NET WORTH. Permit their consolidated Tangible Net Worth at any time to be less than $8,500,000.00; or

               7.11.2 DEBT-TO-WORTH RATIO. Permit the ratio of their consolidated aggregate debt to Tangible Net Worth at any time to be greater than
1.3 to 1.

               7.11.3 WORKING CAPITAL. Permit their consolidated working capital to be less than $4,500,000.00.

          7.12 TRANSACTIONS WITH AFFILIATES. Enter into any transaction with any Person affiliated with Borrowers on terms less favorable to Borrowers than at the time available to Borrowers from any Person not affiliated with Borrowers.

     8.   EVENTS OF DEFAULT AND REMEDIES.

          8.1 EVENTS OF DEFAULT. Each of the following events or conditions shall constitute an "Event of Default":

               8.1.1 Borrowers default for a period of five (5) days after notice from Lender in the payment of any Obligations when due, whether at maturity, upon acceleration, or otherwise;

               8.1.2 Any of Borrowers are in material default with respect to the Documents for a period of thirty (30) days;

               8.1.3 Any of Borrowers or any Guarantor (a) fail to pay any Indebtedness for borrowed funds when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (b) fail to perform or observe any term, covenant, or condition of any agreement relating to any such Indebtedness, if the effect of such failure to perform or observe is the acceleration of the maturity of such Indebtedness, whether or not such failure is waived by the obligee of such Indebtedness; or any such Indebtedness is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

               8.1.4 An order for relief is entered against any of Borrowers or any Guarantor by any United States Bankruptcy Court; or any of Borrowers or any Guarantor does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended, or any successor statute thereto); or any of Borrowers or any Guarantor makes an assignment for the benefit of creditors; or any of Borrowers any Guarantor applies for or consents to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its property, or such custodian, receiver, trustee, or similar officer is appointed without the application or consent of such Borrowers or such Guarantor; or any of Borrowers or any Guarantor institutes (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against any of Borrowers or any Guarantor; or any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial portion of the property of any of Borrowers or any Guarantor;

               8.1.5 An adverse change occurs with respect to the financial condition or operations of any of Borrowers which results in a material impairment of the prospect of repayment of such Borrowers' Indebtedness;

               8.1.6 A sale, hypothecation or other disposition is made of twenty (20%) percent or more of the beneficial interest in any class of voting stock of any of Borrowers;

               8.1.7 Any Reportable Event occurs which the Lender determines in good faith to constitute grounds for the termination of any Plan or Plans by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan or Plans (and such Reportable Event is continuing thirty (30) days after written notice of such determination by the Lender has been given to Borrowers), or a decision has been made by any of Borrowers, any subsidiary or any member of the Controlled Group to terminate, file a notice of termination with respect to, or withdraw from, any Plan or Plans, or a trustee has been appointed by the appropriate United States District Court to administer any Plan or Plans, or the Pension Benefit Guaranty Corporation has instituted proceedings to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans, and, in case of the occurrence of any of the above, the aggregate amount of Borrowers' liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 and 4064 of ERISA as determined in good faith by the Lender could exceed 5% of consolidated tangible net worth, and such liability of Borrowers is not covered in full, for the benefit of Borrowers, by insurance;

               8.1.8 Any Guarantor fails within thirty (30) days after notice from Lender to perform or observe any of such Guarantor's obligations under any Guaranty, or shall notify Lender of its intention to rescind, modify, terminate or revoke the Guaranty with respect to future transactions, or the Guaranty shall cease to be in full force and effect for any reason whatever;

               8.1.9 Any Subordinating Creditor fails to perform or observe any of such Subordinating Creditor's obligations under any Subordination Agreement, or notifies Lender of the Subordinating Creditor's intention to rescind, modify, terminate or revoke the Subordination Agreement with respect to future transactions, or the Subordination Agreement ceases to be in full force and effect for any reason whatsoever;

               8.1.10 The Key Employee fails to devote 100% of his efforts in furtherance of the respective business affairs of Borrowers for any one (1) month, or ceases to be employed by Borrowers;

               8.1.11 Any material provision of this Agreement or any of the Documents ceases, for any reason, to be valid and binding on Borrowers;

               8.1.12 A change unacceptable to Lender occurs in the majority of the board of directors of any of Borrowers, or in the office of the president of any Borrower, from that which exists on the date hereof;

               8.1.13 The indictment or threatened indictment of any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of such Obligor, which reasonably might be expected to materially adversely affect the business prospects or condition of any Borrower; or
               8.1.14 Lender, for any reason, in good faith, reasonably deems itself insecure with respect to the prospect of repayment or performance of Borrowers' Obligations.

          8.2 REMEDIES. Upon the occurrence of any Event of Default, automatically, at Lender's option:

               8.2.1 Lender's obligation to make any Credit Accommodation available to Borrowers shall terminate;

               8.2.2 All Obligations shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable;

               8.2.3 all Obligations shall accrue interest at the Default Rate; and

               8.2.4 Lender may, immediately and without expiration of any period of grace, enforce payment of all Obligations and exercise any and all other remedies granted to it under the Documents, at law, in equity, or otherwise, including but not limited to the placement of Lender's agents or employees on Borrowers' premises to take all actions necessary to preserve the value of the Collateral. If Lender shall, pursuant to the rights granted to Lender under the terms of this Agreement or applicable law, dispose of any or all of the Collateral after the occurrence of an Event of Default, such disposition shall be deemed commercially reasonable if, in the written opinion of three (3) commercial loan officers with three (3) or more years of workout experience each, the manner of the disposition is not inconsistent with the manner in which such commercial loan officers would have handled the disposition.

     9. TERMINATION. This Agreement shall terminate on the Termination Date, at which time the unpaid principal balance of the Obligations shall be immediately due and payable.

     10. NO LIEN TERMINATION WITHOUT RELEASE. In recognition of Lender's right to have all its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrowers, Lender shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until Borrowers and all Guarantors have executed and delivered to Lender general releases which conform to California Civil Code Section 1541-2.

     11. DISCLAIMER FOR NEGLIGENCE. Lender shall not be liable for any claims, demands, losses or damages made, claimed or suffered by Borrowers, except such as may arise through or could be caused by Lender's gross negligence or willful misconduct.

     12. LIMITATION OF CONSEQUENTIAL DAMAGE. Lender shall not be responsible for any lost profits of Borrowers arising from any breach of contract, tort (excluding the Lender's gross negligence or willful misconduct), or any other wrong arising from the establishment, administration or collection of the Obligations.

     13. SET-OFF. Lender may exercise its rights of set-off upon the occurrence of any Event of Default with respect to the Obligations in the same manner as if the Obligations were unsecured. Any reserves or balances to the credit of Borrowers and any other property or assets of Borrowers in the possession of Lender may be held by Lender as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due.

     14. INDEMNIFICATION. Borrowers will indemnify and hold harmless Lender and each person, if any, who controls Lender within the meaning of the Securities Act of 1933 (an "Indemnitee"), against any lawsuits, claims, damages, liabilities or expenses (including, but not limited to, the reasonable cost of investigating and defending against any claims therefor, and any attorneys' fees and expenses incurred in connection therewith), which may be incurred by or asserted against any Indemnitee in connection with: (a) any proceeding arising in connection with the Documents or Borrowers' use of the proceeds of any Credit Accommodation, except any such claim, damage, liability or expense arising from Lender's own gross negligence or willful misconduct; and (b) any violation of any environmental law, rule or regulation or the release of any toxic substance on or near any real property which constitutes part of the Collateral; provided, however, that in no case shall Borrowers be liable with respect to any claims made against any Indemnitee unless such Indemnitee has given Borrowers timely written notice after the summons or other legal process first giving information of the nature of the claim has been served upon Indemnitee.

     15. ACCOUNT STATED. Lender shall render to Borrowers a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Borrowers as an account stated, except to the extent that Lender receives, within sixty (60) days after the mailing of such statement, written notice from Borrowers of any specific exceptions by Borrowers to that statement.

     16. RETENTION OF RECORDS. Lender shall retain any documents, schedules, invoices or other papers delivered by Borrowers only for such period as Lender, at its sole discretion, may determine necessary.

     17. NOTICES TO THIRD PARTIES. Lender shall have the right at any time to give any Guarantor or Subordinating Creditor notice of any fact or event relating to this Agreement, as Lender may deem necessary or desirable in Lender's sole discretion, including, without limitation, Borrowers' financial condition. Borrowers shall provide to each Guarantor and Subordinating Creditor a copy of each notice, statement or report required to be given to Lender under any of the paragraphs of this section.

     18. INFORMATION TO PARTICIPANTS. Lender may furnish any financial or other information concerning Borrowers, or any of their respective Subsidiaries, heretofore or hereafter provided by Borrowers to Lender, pursuant to this Agreement or otherwise, to any prospective or actual purchaser of any participation or other interest in any loans made by Lender to Borrowers (whether under this Agreement or otherwise), or to any prospective purchaser of any securities issued or to be issued by Lender.

     19. BORROWERS' INSTRUCTIONS TO AUDITORS. Borrowers hereby irrevocably instruct their outside auditors, as such may change from time to time (the "Auditors") to: (a) send Lender copies of all final financial statements and reports which are prepared as a result of any audit or other review of the operations, finances or internal controls of Borrowers, specifically including any reports dealing with improper accounting practices, defalcations, financial reporting errors or misstatements or fraud; and (b) meet with Lender, upon Lender's request, to discuss said financial statements and reports and any questions Lender may have regarding same. Lender is irrevocably permitted to advise the Auditors of this clause by delivering a copy of this Agreement to them, and the Auditors are irrevocably authorized and directed, upon receipt thereof (Borrowers' hereby waiving any claims against the Auditors arising out of their compliance with this direction) to:

          19.1 Provide copies of all such reports to Lender as same are prepared and delivered to Borrowers;

          19.2 Provide copies of all such reports previously prepared and delivered to Borrowers between the date of this Agreement and the date of Lender's request.

     20. ENTIRE AGREEMENT. This Agreement and the Other Documents embody the entire agreement and understanding among and between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. No course of prior dealings between the parties, no usage of the trade, and no parol or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain or modify any term used herein. In the event of any conflict between a term or condition of this Agreement and a term or condition of any document(s) executed in connection herewith, the term or condition of this Agreement shall govern. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Lender or Borrowers under any rule of construction or otherwise. This Agreement and the Other Documents supersede the Original Documents and this Agreement specifically amends and restates the Original Credit Agreement and the Original Notes in their entirety.

     21. NOTICES.

          21.1 All notices required to be given to any party other than Lender shall be deemed given upon the first to occur of:

               21.1.1 deposit thereof in a receptacle under the control of the United States Postal Service;

               21.1.2 transmittal by electronic means to a receiver under the control of such party; or

               21.1.3 actual receipt by such party or an employee or agent of such party.

          21.2 All notices required to be given to Lender hereunder shall be deemed given upon actual receipt by a responsible officer of Lender.

          21.3 For the purposes hereof, notices hereunder shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

                                    BORROWERS

ADDRESS:            121 Gray Avenue
                    Santa Barbara, California 93101
OFFICER:            Anthony J. Wall, Esq.
FAX NUMBER:         (805) 962-9460

                                     LENDER

ADDRESS:            206 North Beverly Drive
                    Beverly Hills, California 90210
OFFICER:            Mr. David Keinan
FAX NUMBER:         (310) 859-1021

     22.  ATTORNEYS' FEES. Borrowers agrees to reimburse Lender on demand for:

          22.1 the actual amount of all costs and expenses, including reasonable attorneys' fees, which Lender has incurred or may incur in:

               22.1.1 negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith;

               21.1.2  any way arising our this Agreement;

               21.1.3 protecting, preserving or enforcing any lien, security interest or other right granted by Borrowers to Lender or arising under applicable law, whether or not suit is brought;

          22.2 the actual costs, including photocopying (which, if performed by Lender's employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Borrowers is a party;

          22.3 either (the choice of which shall be in the sole discretion of Lender):

               22.3.1 the actual amount of all costs and expenses, including reasonable attorneys' fees, which Lender may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Borrowers, including those (a) arising out the automatic stay, (b) seeking dismissal or conversion of the bankruptcy proceeding or (c) opposing confirmation of Borrowers' plan thereunder.

All such costs and expenses of Lender which have been incurred on or prior to the execution hereof shall be paid contemporaneously with the execution hereof. Any such costs and expenses incurred subsequent to the execution hereof shall become part of the Obligations when incurred and may be added to the outstanding principal amount due hereunder.

     23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, PROVIDED that, this Agreement shall not become effective until all counterparts hereof have been executed by all parties hereto.

     24   SURVIVAL. All representations, warranties and agreements herein contained shall be effective so long any portion of this Agreement remains executory.

     25. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     26. AMENDMENT. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally (even if supported by new consideration), but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     27. WAIVER. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver of any breach or default of Borrowers hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Lender hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Lender would otherwise have. Any waiver, permit, consent or approval by Lender of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

     28. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     29. CHOICE OF LAW. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of California.

     30. STATUTE OF LIMITATIONS. Borrowers waives the pleading of any statute of limitations with respect to any and all actions in connection herewith. To the extent that Borrowers may now or in the future have any claim against Lender, arising out of this agreement or the transaction contemplated herein whether in contract or tort or otherwise, Borrowers must assert such claim within one year of it accruing. Failure to assert such claim within one year shall constitute of waiver thereof. Borrowers agrees that such period is reasonable and sufficient for it to investigate and act upon the claim. This Section shall survive any termination of this agreement. A copy of the waiver may be filed as a written consent in any judicial proceeding.

     31. WAIVER OF TRIAL BY JURY. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL

COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                        BIG DOG HOLDINGS, INC.


                                        By: /s/ Andrew Feshbach
                                           --------------------------------

                                        Title: PRESIDENT
                                              -----------------------------


                                        BIG DOG USA, INC.


                                        By: /s/ Andrew Feshbach
                                           --------------------------------

                                        Title: PRESIDENT
                                              -----------------------------


                                        FORTUNE DOGS INC.


                                        By: /s/ Andrew Feshbach
                                           --------------------------------

                                        Title: PRESIDENT
                                              -----------------------------

                                        ISRAEL DISCOUNT BANK LIMITED, LOS
                                        ANGELES AGENCY


                                        By: /s/ (Illegible)
                                           --------------------------------

                                        Title:  (Illegible)
                                              -----------------------------

                                   FIRST AMENDMENT
                                          TO
                        AMENDED AND RESTATED CREDIT AGREEMENT


    THE PARTIES HERETO hereby Amend that certain Amended and Restated Credit Agreement ("the Agreement") dated June 30, 1995 and the other loan documents, as defined below, effective as of February 15, 1996, as follows:

    1. AMENDMENT NOT A NOVATION. This Amendment amends and supplements all the loan documents ("Original Documents") as defined by Section 1.2.25 and "Documents" as defined by Section 1.2.10 of the Agreement. This Amendment is not, and should not be construed as, a novation. All terms of the Original Documents and Documents not specifically amended and altered by this Amendment will remain in full force and effect, and the terms of which are incorporated herein by reference.

    2. INCREASE OF REVOLVING LINE OF CREDIT. Sections 1.2.4, 1.2.21, 1.2.31, 1.2.32, 1.2.33, 2.1, and 2.2 of the Agreement are amended only to increase the Revolving Credit Facility, as defined by Sections 1.2.31, and 2.1, to $7,000,000. The total amount of indebtedness ("Maximum Commitment"), as defined by Section 1.2.21 of the Agreement shall be increased to $7,000,000.

    3. RENEWAL OF LINE OF CREDIT. Section 1.2.45 of the Agreement is amended only to provide that the Revolving Credit facility is extended to May 2, 1997, and which time the Revolving Credit Facility shall terminate, unless terminated early pursuant to the terms of the Agreement.

    4. TERM LOAN SATISIFIED BY LINE OF CREDIT PROCEEDS. Sections 1.2.41, 1.2.42, 1.2.43, 1.2.44, and 2.3 of the Agreement are amended only to eliminate the Term Loan Facility, as defined by Section 1.2.41 of the Agreement. The Term Loan shall be satified by advancing available credit on the Revolving Credit Facility to the extent necessary to satisfy the Term Loan Facility.

    5. REDUCTION OF INTEREST RATE. Section 1.2.16 of the Agreement is amended to only reduce the interest rate from Prime plus .75% to Prime plus
 .50%. This reduction shall be effective on the last date of any signator to this Agreement.

    6. EXONERATION OF GUARANTOR. Israel Discount Bank shall exonerate and eliminate Fortune Fashions, Inc. as a guarantor of the Revolving Credit Facility.

    7. GUARANTOR CONSENT AND OTHER GUARANTIES TO REMAIN IN FORCE. The Guarantors, Fred Kayne, Lenore Kayne, Andrew Feshbach, and Kendra Feshbach, hereby acknowledge that, in accordance with Section 6.1 of the their Guaranty, that the Original Documents, and Credit Documents, as defined by Section 1.1 of the Guaranty, are being modified. The Guarantors agree and consent to the modifications set forth above. The Guarantors agree and acknowledge that their Guaranties, and all terms contained therein, shall remain in full force and effect.

    8. ENTIRE AGREEMENT. This Amendment embodies the entire agreement and understanding among the parties hereto, except as to the Original Documents and Documents defined above. There are no oral agreements or understandings. No course of prior dealings, usage of trade, or oral conversation shall be admissible to supplement or explain this Amendment. The parties have read
Section 20 of the Agreement, the terms of which are restated and incorporated here by reference.

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Amended and Restated Credit Agreement to be executed as of the date first above written.

BIG DOG USA, INC.                      BIG DOG HOLDINGS, INC.

By:  /s/ Andrew Feshbach               By:  /s/ Andrew Feshbach
   --------------------------------       ------------------------------------
   Andrew Feshbach, President  Date       Andrew Feshbach, President   Date


FORTUNE DOGS INC.                      ISRAEL DISCOUNT BANK
                                       LIMITED, LOS ANGELES
                                       AGENCY
By:  /s/ Andrew Feshbach
   --------------------------------
   Andrew Feshbach, President  Date    By:  /s/ David Keinan
                                          ------------------------------------
                                         David Keinan, Sr. Vice President Date
                                               and Manager

FRED KAYNE                             LENORE KAYNE

  /s/ Fred Kayne        4/10/96          /s/ Lenore Kayne       4/14/96
-----------------------------------    ---------------------------------------
  Guarantor             Date             Guarantor              Date


ANDREW FESHBACH                        KENDRA FESHBACH

  /s/ Andrew Feshbach                    /s/ Kendra Feshbach
-----------------------------------    ---------------------------------------
  Guarantor             Date             Guarantor              Date

                                   SECOND AMENDMENT
                                          TO
                        AMENDED AND RESTATED CREDIT AGREEMENT


THE PARTIES HERETO, BIG DOG HOLDINGS, Inc., a Delaware Corporation and BIG DOG USA, INC., a California corporation (individually and collectively "Borrowers," Debtors," or "Makers"), Fred Kayne, Lenore Kayne, Andrew D. Feshbach, Kendra Feshbach, and Feshbach Family Trust, U/A DTD 7-26-95, ("Guarantors") and Israel Discount Bank Limited ("Lender," "Bank," "Creditor," or "Payee"), hereby Amend that certain Amended and Restated Credit Agreement ("the Agreement") dated June 30, 1995 and the other loan documents, as defined below effective as of April 30, 1996, as follows:

                                       RECITALS

    A. Borrowers are currently indebted to Lender directly and contingently and Guarantors are currently indebted to Lender contingently, pursuant to the terms and conditions of the AGREEMENT, made by Borrowers to the order of Bank, as payee; and together with all other documents executed in connection, therewith, as such documents may have been, at any time, amended, otherwise modified, renewed or extended to the date hereof, (the "Credit Agreements"); and

    B. Borrowers and Lender have agreed to amend the Credit Agreements as set forth herein.

    NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties agree as follows;

                                      AGREEMENT

    1. AMENDMENT NOT A NOVATION. This Amendment amends and supplements all the loan documents ("Original Documents") as defined by Section 1.2.25 and "Documents" as defined by Section 1.2.10 of the Agreement. This Amendment is not, and should not be construed as, a novation. All terms of the Credit Agreements not specifically amended and altered by this Amendment will remain in full force and effect, and the terms of which are incorporated herein by reference.

    2. REVIEWED JUNE 30 FINANCIAL STATEMENT. Section 6.1.2 of the Agreement is amended to add at the beginning of the Section "Effective January 1, 1997,".

    3. NOTICE TO LENDER RE: EXPANSION OF BUSINESS. Section 6.17 of the Agreement is amended to change the total number of retail stores to 130.

    4. INVESTMENT, ADVANCES, AND GUARANTIES. Section 7.5 of the Agreement is amended to change the reference "$25,000" to "$30,000" and to read: "Other than in the ordinary course of business, advance funds to any Person (whether by way of loan, stock purchase, capital contribution, or otherwise) other than loans not exceeding Thirty Thousand Dollars ($30,000) in any instance to employees of Borrowers, or loans not exceeding $150,000 in any instance, or $1,000,000 in the aggregate, made to employees and/or consultants under the Big Dog Holdings, Inc. 1996 Stock Incentive Plan (the "Stock Plan") which loans are used to purchase shares of stock of Big Dog


                Page 1 of 3 - 2nd Amendment of RCA/Big Dog - 11/21/96

Holdings, Inc. and which are secured by such stock, or incur any Indebtedness with respect to the obligations of any Person, including by way of a guaranty of indebtedness, or acquire by purchase of stock or by purchase of assets in exchange for cash, shares of capital stock, or other securities of Borrowers, or any other Person, all or any substantial division or portion of the assets or business of any other Person."

    5. NO INDEBTEDNESS. Section 7.6 of the Agreement is amended to change "Six Million Five Hundred Twenty Thousand Dollars ($6,520,000)" to "Seven Million Nine Hundred Twenty Thousand Dollars ($7,920,000)" and to add "or (d) equipment, furniture and fixtures, and leasehold improvement debts (including capital lease debts) incurred in the ordinary course of business not exceeding in the aggregate One Million Three Hundred Thousand Dollars ($1,300,000).

    6. DIVIDENDS, REDEMPTIONS. Section 7.7.2 of the Agreement is amended to change "executive officers" to "employees and consultants."

    7. LEASE OBLIGATIONS. Section 7.9 of the Agreement is amended to increase the aggregate Indebtedness under a lease payable in any fiscal year to Thirteen Million Dollars ($13,000,000) from $5,000,000.

    8. COMPENSATION, SALARY, ETC. Section 7.10 of the Agreement is amended to change "$1,100,000 to $1,500,000."

    9. DEBT-TO-WORTH RATIO. Section 7.11.2 of the Agreement is amended to read: "Permit the ratio of their consolidated aggregate debt to Tangible Net Worth at any time to be greater than 1.3:1 except for the period May 1, 1996 through July 30, 1996 permit the ratio of their consolidated aggregate debt to Tangible Net Worth at any time to be greater than 1.5:1."

    10. NO MODIFICATION OF OTHER OBLIGATIONS. Except as is otherwise specifically set forth herein, all obligations of Borrower and Lender, shall remain unmodified and in full force and effect.

    11. COSTS; EXPENSES; ATTORNEYS' FEES. Borrower shall reimburse Lender on demand for all costs and expenses, including reasonable attorneys' fees expended or incurred by Lender in the present and any future negotiation, preparation and executions of this Agreement.

    12. EXECUTION IN COUNTERPARTS. This Amendment Agreement may be executed in counterparts and each counterpart shall constitute one and the same original document.

    13. USE OF COPY IN LIEU OF ORIGINAL. A copy of this Amendment Agreement shall have the same force and effect as the original.

    14. GUARANTOR CONSENT AND OTHER GUARANTIES TO REMAIN IN FORCE. The Guarantors, Fred Kayne, Lenore Kayne, Andrew Feshbach, Kendra Feshbach, and Feshbach Family Trust, U/A dated 7-26-95, hereby acknowledge that, in accordance with Section 6.1 of their Guaranty, that the Credit Agreements are being modified. The Guarantors agree and consent to the modifications set forth above. The Guarantors agree and acknowledge that their Guaranties, and all terms contained therein, shall remain in full force and effect.


                Page 2 of 3 - 2nd Amendment of RCA/Big Dog - 11/21/96

    15. ENTIRE AGREEMENT. This Amendment embodies the entire agreement and understanding among the parties hereto, except as to the Credit Agreements defined above. There are no oral agreements or understandings. No course of prior dealings, usage of trade, or oral conversation shall be admissible to supplement or explain this Amendment. The parties have read Section 20 of the Agreement, the terms of which are restated and incorporated here by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


BIG DOG USA, Inc.                      Israel Discount Bank Limited
                                       Los Angeles Agency


By:  /s/ Andrew Feshbach                    BY:  /s/ [ILLEGIBLE]
   --------------------------------       ------------------------------------

Title:  President  Date:               Title:  V.P.        Date:  2/6/97
     --------------     ----------           --------------     --------------


Big Dog Holdings, Inc.                 Feshbach Family Trust

By:  /s/ Andrew Feshbach                    BY:  /s/ Andrew Feshbach
   --------------------------------       ------------------------------------
                                            Guarantor           Date

Title:  President  Date:
     --------------     ----------

Fred Kayne - Individually              Andrew Feshbach - Individually


By:  /s/ Fred Kayne                    BY:  /s/ Andrew Feshbach
   --------------------------------       ------------------------------------
    Guarantor           Date                Guarantor           Date


Lenore Kayne - Individually            Kendra Feshbach - Individually


By:  /s/ Lenore Kayne                       BY:  /s/ Kendra Feshbach
   --------------------------------       ------------------------------------
    Guarantor           Date                Guarantor           Date


                   3 of 3 - 2nd Amendment of RCA/Big Dog - 11/21/96

                                   THIRD AMENDMENT
                                          TO
                        AMENDED AND RESTATED CREDIT AGREEMENT


THE PARTIES HERETO, BIG DOG HOLDINGS, Inc., a Delaware Corporation and BIG DOG USA, INC., a California corporation (individually and collectively "Borrowers," Debtors," or "Makers"), Fred Kayne, Lenore Kayne, Andrew D. Feshbach, Kendra Feshbach, and Feshbach Family Trust, U/A DTD 7-26-95, ("Guarantors") and Israel Discount Bank Limited ("Lender," "Bank," "Creditor," or "Payee"), hereby Amend that certain Amended and Restated Credit Agreement ("the Agreement") dated June 30, 1995 and the other loan documents, as defined below effective as of May 3, 1997, as follows:

                                       RECITALS

    A. Borrowers are currently indebted to Lender directly and contingently and Guarantors are currently indebted to Lender contingently, pursuant to the terms and conditions of the AGREEMENT, made by Borrowers to the order of Bank, as payee; and together with all other documents executed in connection, therewith, as such documents may have been, at any time, amended, otherwise modified, renewed or extended to the date hereof, (the "Credit Agreements"); and

    B. Borrowers and Lender have agreed to amend the Credit Agreements as set forth herein.

    NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties agree as follows;

                                      AGREEMENT

    1. AMENDMENT NOT A NOVATION. This Amendment amends and supplements all the loan documents ("Original Documents") as defined by Section 1.2.25 and "Documents" as defined by Section 1.2.10 of the Agreement. This Amendment is not, and should not be construed as, a novation. All terms of the Credit Agreements not specifically amended and altered by this Amendment will remain in full force and effect, and the terms of which are incorporated herein by reference.

    2. INCREASE OF REVOLVING LINE OF CREDIT. Sections 1.2.4, 1.2.21, 1.2.31, 1.2.32, 1.2.33, 2.1, and 2.2 of the Agreement are amended only to increase the Revolving Credit Facility, as defined by Sections 1.2.31 and 2.1, from "$7,000,000" to "$10,500,000." The total amount of indebtedness ("Maximum Commitment"), as defined by Section 1.2.21 of the Agreement shall be increased to $10,500,000.

    3. REDUCTION OF INTEREST RATE. Section 1.2.16 of the Agreement is amended only to reduce the interest rate from "Prime plus .50%" to "Prime." This reduction shall be effective on the last date of any signator to this Agreement.

    4.   STATEMENT DATE.  Section 1.2.36 of the Agreement is amended to read:
"December 31, 1996."

    5. RENEWAL OF LINE OF CREDIT. Section 1.2.45 of the Agreement is amended only to provide that the Revolving Credit Facility is extended to "May 2, 1998," at which time the Revolving Credit Facility shall terminate, unless terminated early pursuant to the terms of the Agreement.

    6. PRIORITY INTEREST. Section 5.8 of the Agreement is amended only to add at the end of the Section "excluding Permitted Liens."

    7. INVENTORY. Section 5.12 is to be added to the Agreement to read as follows: "(a) at a minimum, 98% of all Inventory is now and at all times hereafter shall be of good and merchandisable quality, free from defects; (b) at Lender's request, Borrower shall, from time to time hereafter, execute and deliver to Lender, schedules of Inventory, in a form satisfactory to Lender, specifying Borrower's cost and the wholesale market value of Borrower's raw materials, work in process, finished goods, and further, specifying any other category which Lender may request, as well as such other matters and information relating to the Inventory as Lender may request; (c) all of the Inventory is and shall remain free from all liens, claims, encumbrances, and purchase money or other security interests, liens or encumbrances (except as held by Lender);
(d) Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, and its cost therefor, all of which records shall be available upon demand to any of Lender's officers, agents and employees for inspection and copying; (e) the Inventory is not now and shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without Lender's prior written consent, and, in such event, Borrower will, concurrent therewith, cause any such bailee, warehouseman or similar party to issue and deliver to Lender, in a form acceptable to Lender, warehouse receipts in Lender's name evidencing the storage of the Inventory; and (f) Lender shall have the right, during Borrower's usual business hours, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition."

    8. FINANCIAL STATEMENTS. Section 6.1.2 of the Agreement is amended to read "Deleted." The numbering of the subsequent Sections will not change.

    9. FINANCIAL STATEMENTS. Section 6.1.3 of the Agreement is amended only to add at the end of the Section "and a statement certified by Borrower's chief financial officer detailing the number, scope, and results of the cyclical counts of inventory that were performed by Borrower during the month."

    10. OTHER INFORMATION. Section 6.2.3 of the Agreement is amended only to add at the end of the Section "and upon such inspection pay Lender a field examination fee of $2,500. Lender anticipates that inspections will take place four (4) times each year, but there is no obligation of Lender to inspect, nor any limitation to the number of inspections. Inspections may occur as often as eight (8) times per year, and Borrower will pay Lender the Field Examination Fee each time.

    11. NOTICE OF LITIGATION. Section 6.8 of the Agreement is amended only to increase the notification trigger from "$50,000" to "$100,000."

    12. NOTICE TO LENDER RE: EXPANSION OF BUSINESS. Section 6.17 of the Agreement is amended only to increase the total number of retail stores from "eighty-five (85)" to "one hundred seventy (170)."

    13. INVESTMENT, ADVANCES, AND GUARANTIES. Section 7.5 of the Agreement is amended only to change the reference "$30,000" to "$50,000" and to allow acquisitions not requiring an investment, advance and/or guaranty in excess of $2,000,000. Section 7.5 will now read as follows: "Other than in the ordinary course of business, advance funds to any Person (whether by way of loan, stock purchase, capital contribution, or otherwise) other than loans not exceeding Fifty Thousand Dollars ($50,000) in any instance to employees of Borrowers, or loans not exceeding One Hundred Fifty Thousand Dollars ($150,000) in any instance, or One Million Dollars ($1,000,000) in the aggregate, made to employees and/or consultants under the Big Dog Holdings, Inc. 1996 Stock Incentive Plan (the "Stock Plan") which loans are used to purchase shares of stock of Big Dog Holdings, Inc. and which are secured by such stock, or incur any Indebtedness with respect to the obligations of any Person, including by way of a guaranty of indebtedness, or acquire by purchase of stock or by purchase of assets in exchange for cash, shares of capital stock, or other securities of Borrowers, or any other Person, all or any substantial division or portion of the assets or business of any other Person other than acquisitions not exceeding Two Million Dollars ($2,000,000)."

    14. NO INDEBTEDNESS. Section 7.5 (b) of the Agreement is amended only to delete "PROVIDED, THAT, the aggregate amount of such subordinated indebtedness shall not at any time exceed Seven Million Nine Hundred Twenty Thousand Dollars ($7,920,000)."

    15. NO INDEBTEDNESS. Section 7.5 (d) of the Agreement is amended only to increase the allowable amount from "One Million Three Hundred Thousand Dollars ($1,300,000)" to "Two Million Dollars ($2,000,000)."

    16. LEASE OBLIGATIONS. Section 7.9 of the Agreement is amended only to increase the aggregate Indebtedness allowable under a lease payable in any fiscal year from "Thirteen Million Dollars ($13,000,000)" to "Eighteen Million Dollars ($18,000,000)."

    17. COMPENSATION, SALARY, ETC. Section 7.10 of the Agreement is amended to read "Deleted." The numbering of the subsequent Sections will not change.

    18. TANGIBLE NET WORTH. Section 7.11.1 of the Agreement is amended to read: "Permit its tangible net worth at any time to be less than $12,000,000."

    19. DEBT-TO-WORTH RATIO. Section 7.11.2 of the Agreement is amended to read: "Permit the ratio of their consolidated aggregate debt to Tangible Net Worth at any time to be greater than 1.1 to 1."

    20.  WORKING CAPITAL.  Section 7.11.3 of the Agreement is amended to read:
"Permit its working capital (current assets minus current liabilities) at any time to be less than $9,000,000."

    21. EVENTS OF DEFAULT. Section 8.1.6 of the Agreement is amended only to increase the beneficial interest percentage from "twenty (20%) percent" to "forty-nine (49%) percent."

    22. EVENTS OF DEFAULT. Section 8.1.10 of the Agreement is amended only to decrease the minimum amount of efforts required of the Key Employee to devote to the furtherance of the business of the Borrower from "100%" to "75%."

    23. AMENDMENT OF NOTE. Effective as of the date hereof, the Revolving Credit Note is amended by (a) adding after "Fortune Dogs" "and its affiliates and successor(s) Big Dog Holdings, Inc. and Big Dog USA, Inc." and (b) deleting the reference to "$1,500,000" therein and replacing such reference with "$10,500,000."

    24. NO MODIFICATION OF OTHER OBLIGATIONS. Except as is otherwise specifically set forth herein, all obligations of Borrower and Lender, shall remain unmodified and in full force and effect.

    25. COSTS; EXPENSES; ATTORNEYS' FEES. Borrower shall reimburse Lender on demand for all costs and expenses, including reasonable attorneys' fees expended or incurred by Lender in the present and any future negotiation, preparation and executions of this Agreement.

    26. EXECUTION IN COUNTERPARTS. This Amendment Agreement may be executed in counterparts and each counterpart shall constitute one and the same original document.

    27. USE OF COPY IN LIEU OF ORIGINAL. A copy of this Amendment Agreement shall have the same force and effect as the original.

    28. GUARANTOR CONSENT AND OTHER GUARANTIES TO REMAIN IN FORCE. The Guarantors, Fred Kayne, Lenore Kayne, Andrew Feshbach, Kendra Feshbach, and Feshbach Family Trust, U/A dated 7-26-95, hereby acknowledge that, in accordance with Section 6.1 of their Guaranty, that the Credit Agreements are being modified. The Guarantors agree and consent to the modifications set forth above. The Guarantors agree and acknowledge that their Guaranties, and all terms contained therein, shall remain in full force and effect.

    29. ENTIRE AGREEMENT, This Amendment together with all other Amendments to the Agreement and all Other Documents executed in connection, therewith, as such documents may have been amended, otherwise modified, or renewed, the Credit Agreements, embody the entire agreement and understanding among the parties hereto. There are no oral agreements or understandings. No course of prior dealings, usage of trade, or oral conversation shall be admissible to supplement or explain this Amendment. The parties have read Section 20 of the Agreement, the terms of which are restated and incorporated here by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


BIG DOG USA, Inc.                      Israel Discount Bank Limited
                                       Los Angeles Agency


By:  /s/ Andrew Feshbach               BY:
   --------------------------------       ------------------------------------

Title:  President  Date:  5/2/97       Title:              Date:
     --------------     ----------           --------------     --------------

Big Dog Holdings, Inc.                 Feshbach Family Trust


By:  /s/ Andrew Feshbach               BY:  /s/ Andrew Feshbach   5/2/97
   --------------------------------       ------------------------------------
                                            Guarantor           Date
Title:  President  Date:  5/2/97
     --------------     ----------


Fred Kayne - Individually              Andrew Feshbach - Individually

By:                                    By:  /s/ Andrew Feshbach   5/2/97
   --------------------------------       ------------------------------------
    Guarantor           Date                Guarantor           Date


Lenore Kayne - Individually            Kendra Feshbach - Individually

By:                                    By:  /s/ Kendra Feshbach   5/2/97
   --------------------------------       ------------------------------------
    Guarantor           Date                Guarantor           Date